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                                                                       Exhibit 5



February 5, 2001


SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, California  94089

                 Re:      SonicWALL Inc. Registration Statement
                          for Offering of 4,627,494 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 942,104 shares of Common Stock under the Phobos Corporation 1998 Stock Plan; (ii) 1,179,516 shares of Common Stock under the Phobos Corporation 1999 Stock; and (iii) 2,505,874 shares of Common Stock under the SonicWALL 1998 Stock Plan, (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 /s/ Gunderson Dettmer Stough Villeneuve
                                     Franklin & Hachigian, LLP